UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2015

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 National Business Parkway Annapolis Junction, MD	20701
(Address of principal executive offices)	(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

Not Applicable

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, Colfax Corporation (the “Company”) announced the appointment by the Board of Directors (the “Board”) of the Company of Matthew L. Trerotola as the Company’s President and Chief Executive Officer, effective July 24, 2015. Mr. Trerotola was also appointed to the Board of Directors effective July 24, 2015, and to the Executive Committee of the Board. Mr. Trerotola succeeds Steven E. Simms, who resigned as President and Chief Executive Officer effective on that date. Mr. Simms remains a director of the Company and will serve as a consultant to the Company until December 31, 2015. Also on July 23, 2015 Clay H. Kiefaber notified the Company of his resignation from the Board. Mr. Kiefaber will continue to serve as Executive Vice President, Chief Executive Officer ESAB Global.

Biographical Information Regarding Mr. Trerotola

Mr. Trerotola, age 48, most recently served as Executive Vice President of E.I. du Pont de Nemours and Company (“DuPont”) since November 2014, with responsibility for that company’s Electronics & Communications (“E&C”) and Safety & Protection (“S&P”) segments as well as Asia Pacific regional management. Previously, from February 2014 to November 2014, he was Senior Vice President of DuPont with responsibility for S&P and E&C, and from September 2013 to February 2014 he was Senior Vice President of DuPont with responsibility for S&P. Mr. Trerotola originally joined DuPont in 1989, and has held roles in sales, marketing, strategy/M&A and general management.

Prior to his most recent service with DuPont, Mr. Trerotola held a variety of leadership positions at Danaher Corporation (“Danaher”). From 2012 to 2013, he was Group Executive—Life Sciences and from 2009 to 2012 he served as Group Executive – Product ID. From 2007 to 2009, Mr. Trerotola served as President of Videojet, a Danaher subsidiary.

Employment Agreement with Mr. Trerotola

On July 15, 2015, the Company and Mr. Trerotola entered into an employment agreement (the “Employment Agreement”), effective July 24, 2015.

The term of the Employment Agreement is three years with automatic one-year renewals unless the Board or Mr. Trerotola elects not to extend the term of the Employment Agreement by providing the other party with 90 days’ written notice. Mr. Trerotola’s base salary is set at $1,000,000, which can be increased but not decreased by the Compensation Committee of the Board at its discretion during the term of the Employment Agreement. In addition, Mr. Trerotola is entitled to participate in the Company’s annual cash incentive program with a target annual incentive bonus of at least 120% of his annual base salary then in effect. For 2015, the 120% target bonus is pro-rated.

Under the Employment Agreement, as a signing bonus in recognition of his forfeiture of unvested equity compensation from his prior employer, Mr. Trerotola was granted a cash bonus of $3,000,000 and restricted stock units (“RSUs”) with a grant date fair value of $3,750,000. The cash bonus will be paid in three equal installments, beginning with the first payroll following Mr. Trerotola’s employment commencement, and then on each of the following two anniversaries of his employment commencement. The RSUs will vest in three equal annual installments beginning on December 31, 2015. In addition, the Company agreed to pay to Mr. Trerotola or to his former employer amounts that Mr. Trerotola is obligated to repay his former employer pursuant to a letter agreement between Mr. Trerotola and his former employer, plus such amounts necessary to avoid additional income taxes to Mr. Trerotola.

Under the Employment Agreement, Mr. Trerotola was granted a long-term incentive award comprised of stock options with a grant date fair value of $9,000,000, which options will vest in three equal annual installments beginning on July 24, 2018 and performance-based restricted stock units with a grant date fair value of $4,500,000, which units will vest based on Company performance objectives established by the Compensation Committee of the Board and will further vest, if earned based on the Company performance objectives, based on the passage of time in three equal annual installments beginning on July 24, 2018. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the New York Stock Exchange on July 24, 2015. The performance-based restricted stock units are subject to cancellation in the event the Company performance objectives are not achieved. The options, RSUs and PRSUs have a grant date on July 24, 2015.

The Employment Agreement provides that Mr. Trerotola is entitled to benefits available to senior executives of the company, as well as an automobile allowance of $20,000 per year, and personal use of the Company’s private aircraft or personal financial planning services in an amount not to exceed $100,000 in compensation income to Mr. Trerotola in any calendar year.

If Mr. Trerotola is terminated as result of Company’s notice not to extend the term of the Employment Agreement or by the Company without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to (i) his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination, (iii) a “partial year bonus” (as defined in the Employment Agreement), if any, and (iv) payment by the Company of employer premiums for COBRA coverage elected under the Company’s basic medical insurance programs for 24 months following termination or until Mr. Trerotola becomes eligible for coverage by another company or otherwise is no longer eligible for COBRA coverage (the “COBRA Premiums”). In the event of a termination without cause or resignation for good reason, the terms of Mr. Trerotola’s equity incentive awards are governed by the terms of the award agreements and the Company’s 2008 Omnibus Incentive Plan (the “Plan”).

In addition, if Mr. Trerotola is terminated by the Company without cause or he resigns for good reason within three months prior to, or within two years following, a “change in control,” (as defined in the Employment Agreement), he will be entitled to (i) a lump sum severance payment equal to two times his base salary then in effect and his target annual incentive bonus in the year of termination, (ii) a “partial year bonus”, if any, and (iii) the COBRA Premiums. In the event of a termination without cause or resignation for good reason in proximity to a change in control, the terms of Mr. Trerotola’s equity incentive awards are governed by the terms of the award agreements and the Plan.

The Employment Agreement contains confidentiality, non-competition, non-solicitation, and non-disparagement restrictions during the term of the Employment Agreement and for certain specified periods thereafter.

The Employment Agreement also provides for Mr. Trerotola to receive health insurance commensurate with the benefits that the Company provides our senior executives.

Under the Employment Agreement, Mr. Trerotola will be nominated for election to the Board as long as he remains CEO. Mr. Trerotola will receive no additional compensation for service on the Board.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Consulting Agreement with Mr. Simms

In connection with the resignation of Mr. Simms as President and Chief Executive Officer of the Company, effective July 23, 2015, the Company and Mr. Simms entered into a consulting agreement (the “Consulting Agreement”). Under the Consulting Agreement, commencing July 24, 2015, Mr. Simms has agreed to provide transition services and advice to the Board and to the Company’s management, in an amount not to exceed 50% of the average level of services previously provided by Mr. Simms as an employee of the Company. The Consulting Agreement has a term ending December 31, 2015, and may be terminated by Mr. Simms at any time. Under the Consulting Agreement, Mr. Simms will receive a monthly consulting fee of $25,000. The Consulting Agreement also provides that employer premiums will be paid by the Company for 18 months of elected COBRA coverage from July 24, 2015 under the Company’s medical insurance programs if Mr. Simms elects to purchase COBRA coverage for himself and his dependents.

The foregoing summary of the terms and conditions of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.2.

In addition, the Compensation Committee approved an amendment, effective July 23, 2015, to the option and performance stock unit (“PSU”) awards made to Mr. Simms on April 28, 2014 to provide that (a) the options that would otherwise not vest until 2017 shall be vested as to one-third of the total number of shares at July 23, 2015, Mr. Simms’ final date of employment with the Company, and (b) Mr. Simms’ final date of service with the Company for purposes of the awards, notwithstanding his continued service as a director, shall be July 23, 2015. The foregoing summary of the amendment to the option and PSU awards is qualified in its entirety by reference to the full text of the Amendment No. 1 to the CEO Non-Qualified Stock Option Agreement and CEO Performance Stock Unit Agreement, which is attached hereto as Exhibit 10.3.

Resignation of Mr. Kiefaber from the Board

On July 23, 2015, Clay H. Kiefaber notified the Company of his resignation from the Board, effective as of July 24, 2015. Mr. Kiefaber’s resignation was not due to any disagreement with the Company and was done to permit the Board to maintain a majority of independent directors following the appointment of Mr. Trerotola to the Board of Directors. Mr. Kiefaber remains with the Company as Executive Vice President, Chief Executive Officer of ESAB Global.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated July 15, 2015 between Matthew L. Trerotola and Colfax Corporation

10.2	Consulting Agreement dated July 23, 2015, between Steven E. Simms and Colfax Corporation

10.3	Amendment No. 1 to the CEO Non-Qualified Stock Option Agreement and CEO Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015	COLFAX CORPORATION
	By:	/s/ C. Scott Brannan
		Name:	C. Scott Brannan
		Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement dated July 15, 2015 between Matthew L. Trerotola and Colfax Corporation

10.2	Consulting Agreement dated July 23, 2015, between Steven E. Simms and Colfax Corporation

10.3	Amendment No. 1 to the CEO Non-Qualified Stock Option Agreement and CEO Performance Stock Unit Agreement